As filed with the Securities and Exchange Commission on November 13, 2014
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amec Foster Wheeler plc

(formerly AMEC plc)

(Exact Name of Registrant as Specified in its Charter)

England and Wales	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Old Change House

128 Queen Victoria Street

London EC4V 4BJ

United Kingdom

(Address of Principal Executive Offices)

Foster Wheeler AG Omnibus Incentive Plan

AMEC Savings Related Share Option Scheme 2005

AMEC Restricted Share Plan

AMEC Performance Share Plan

(Full Title of the Plan)

CT Corporation

 111 Eighth Avenue

 New York, New York 10011

 United States

(Name and Address of Authorized US Representative Agent for Service)

+1(212) 894 8440

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Alison Yapp

General Counsel & Company Secretary

Old Change House

128 Queen Victoria Street

London EC4V 4BJ

United Kingdom

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Ordinary shares, nominal value £0.50 per share to be issued under the Foster Wheeler AG Omnibus Incentive Plan	2,426,780	$17.07	$41,425,135	$4,813.60
Ordinary shares, nominal value £0.50 per share to be issued under the AMEC Savings Related Share Option Scheme 2005	246,352	$17.07	$4,205,229	$488.65
Ordinary shares, nominal value £0.50 per share to be issued under the AMEC Restricted Share Plan	58,275	$17.07	$994,754	$115.59
Ordinary shares, nominal value £0.50 per share to be issued under the AMEC Performance Share Plan	50,662	$17.07	$864,800	$100.49

(1)          The ordinary shares of the Registrant may be represented by the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, each representing one ordinary share. A separate registration statement on Form F-6 was filed with the Securities and Exchange Commission on September 25, 2014, for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of ordinary shares.

(2)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the Foster Wheeler AG Omnibus Incentive Plan, the AMEC Savings Related Share Option Scheme, the AMEC Restricted Share Plan, the AMEC Performance Share Plan as a result of any stock split, stock dividend or similar transaction.

(3)          Estimated solely for purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low quotation for Ordinary Shares of AMEC plc on the London Stock Exchange on November 11, 2014, and the buying rate for pounds sterling of £1.00=$1.5923, as published in The Financial Times on that date.

(4)          Estimated solely for the purpose of determining the registration fee.

EXPLANATORY NOTE

Amec Foster Wheeler plc (formerly AMEC plc), a company organized under the laws of England and Wales ( “Amec Foster Wheeler” or the “Registrant”), is filing this Registration Statement on Form S-8 with respect to up to 2,426,780 of its ordinary shares, nominal value £0.50 per share, to be issued under the Foster Wheeler AG Omnibus Incentive Plan, up to 246,352 of its ordinary shares, nominal value £0.50 per share, to be issued under the AMEC Savings Related Share Option Scheme, up to 58,275 of its ordinary shares, nominal value £0.50 per share, to be issued under the AMEC Restricted Share Plan, and up to 50,662 of its ordinary shares, nominal value £0.50 per share, to be issued under the AMEC Performance Share Plan.

AMEC International Investments BV, a company organized under the laws of the Netherlands and a direct wholly-owned subsidiary of the Registrant, acquired 99.03 per cent (including 9,557,671 registered shares tendered pursuant to notices of guaranteed delivery) of the issued and to be issued registered shares, par value CHF3.00 per share, of Foster Wheeler AG, a company organized under the laws of Switzerland, on November 13, 2014 (the “Effective Time”), upon completion of an offer to acquire the registered shares. The implementation agreement dated February 13, 2014 as amended by the letter agreement dated March 28, 2014, the deed of amendment dated May 28, 2014, and the deed of amendment dated October 2, 2014, each between the Registrant and Foster Wheeler AG (the “Implementation Agreement”), provides for the replacement of Foster Wheeler AG options, restricted stock units, and performance restricted stock units held by current employees of Foster Wheeler AG that were granted after November 8, 2012 under the Foster Wheeler AG Omnibus Incentive Plan, with options and restricted stock units over Amec Foster Wheeler ordinary shares. The terms and conditions of the replacement awards are equivalent in all material respects to those applicable to the Foster Wheeler awards immediately prior to the Effective Time, except that no performance conditions apply to the replacement awards in respect of performance restricted stock units.  On February 12, 2014, the Board of Directors of Foster Wheeler AG approved the Implementation Agreement, including the terms regarding the replacement of Foster Wheeler AG awards granted under the Plan after November 8, 2012, and on October 15, 2014, the Board of Directors of the Registrant adopted the Foster Wheeler AG Omnibus Incentive Plan on substantially the same terms, as amended effective November 13, 2014 to reflect the terms of the Implementation Agreement to provide for replacement awards to be granted over the Registrant’s ordinary shares.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.  The document(s) containing the information specified in Part I will be delivered to employees of the Registrant and employees of subsidiaries of the Registrant participating in the plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.  These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the “Commission”)  by the Registrant and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

(a)                    AMEC plc’s prospectus filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act filed on October 6, 2014, as amended on November 4, 2014;

(b)                    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c)                     The description of the Registrant’s American Depositary Shares and Ordinary Shares as contained in its registration statement on Form F-4 filed on October 2, 2014, including any amendment subsequently filed for the purpose of updating such description.

All documents subsequently filed by Amec Foster Wheeler pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. To the extent designated on the cover page as incorporated by reference herein, certain reports on Form 6-K furnished to the Commission shall be deemed to be incorporated by reference in this Registration Statement from the date that such reports are furnished to the commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except as hereinafter set forth, there is no provision of Amec Foster Wheeler’s Articles of Association or any contract, arrangement or statute under which any director or officer of Amec Foster Wheeler is insured or indemnified in any manner against any liability that he may incur in his or her capacity as such.

Article 131 of the Registrant’s Articles of Association provides:

131.1              Subject to the provisions of, and so far as may be permitted by and consistent with the Statutes and rules made by the UK Listing Authority, the Company may indemnify any Director, former Director, Secretary or other officer of the Company and each of the Associated Companies of the Company out of the assets of the Company against:

(a)                              any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company other than:

(i)                                  any liability to the Company or any Associated Company; and

(ii)                               any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and

(b)                              any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

131.2              Subject to the Companies Acts and rules made by the UK Listing Authority the Company shall indemnify a Director of the Company and any Associated Company of the Company if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the Companies Act 2006).

131.3              Where a Director, former Director, Secretary or other officer is indemnified against any liability in accordance with this Article 131, such indemnity may extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

131.4              In this Article “Associated Company” shall have the meaning given thereto by Section 256 of the Companies Act 2006.

Article 132 of the Registrant’s Articles of Association provides:

132.1              Without prejudice to Article 131, the Directors shall have the power to purchase and maintain insurance for or for the benefit of:

(a)                              any person who is or was at any time a Director, officer or employee of any Relevant Company (as defined in Article 132.2 below); or

(b)                              any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested,

including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

132.2              For the purpose of Article 132.1 above, “Relevant Company” shall mean:

(a)                              the Company;

(b)                              any holding company of the Company;

(c)                               any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

(d)                              any subsidiary undertaking of the Company or of such other body.

Article 133 of the Registrant’s Articles of Association provides:

133.1              Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UK Listing Authority, the Company:

(a)                               may provide a Director, former Director, Secretary or other officer of the Company or any Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company or in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and

(b)                               may do anything to enable any such Director, Secretary or other officer to avoid incurring such expenditure.

133.2              The terms set out in Section 205(2) of the Companies Act 2006; shall apply to any provision of funds or other things done under Article 133.1.

133.3              Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UKLA, the Company:

(a)                              may provide a Director, former Director, Secretary or other officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company; and

(b)                              may do anything to enable any such Director, former Director, Secretary or other officer to avoid incurring such expenditure.

133.4              In this Article “Associated Company” shall have the meaning given thereto by Section 256 of the Companies Act 2006.

133.5              Where Amec Foster Wheeler’s Board considers it appropriate, the Company may grant a documentary indemnity in any form in favour of any Director, former Director, Secretary or other officer of the Company.

Chapter 7 (Directors’ Liabilities) of Part X of the Companies Act 2006 provides as follows:

232 Provisions protecting directors from liability

(1)                                 Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)                                 Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void except as permitted by —

(a)         section 233 (provision of insurance),

(b)         section 234 (qualifying third party indemnity provision), or

(c)          section 235 (qualifying pension scheme indemnity provision).

(3)                                 This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)                                 Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234 Qualifying third party indemnity provision

(1)                                 Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)                                 Third-party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an Associated Company.

Such provision is qualifying third-party indemnity provision if the following requirements are met.

(3)                                 The provision must not provide any indemnity against —

(a)         any liability of the director to pay —

(i)                       a fine imposed in criminal proceedings, or

(ii)                    a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)         any liability incurred by the director —

(i)                       in defending criminal proceedings in which he is convicted, or

(ii)                    in defending civil proceedings brought by the company, or an Associated Company, in which judgment is given against him, or

(iii)                 in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)                                 The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)                                 For this purpose —

(a)         a conviction, judgment or refusal of relief becomes final —

(i)                       if not appealed against, at the end of the period for bringing an appeal, or

(ii)                    if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

(b)         an appeal is disposed of —

(i)                         if it is determined and the period of bringing any further appeal has ended, or

(ii)                      if it is abandoned or otherwise ceases to have effect.

(6)                                 The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235 Qualifying pension scheme indemnity provision

(1)                                 Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)                                 Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)                                 The provision must not provide any indemnity against -

(a)                                 any liability of the director to pay -

(i)                        a fine imposed in criminal proceedings, or

(ii)                     a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)                                  any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)                                 The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)                                 For this purpose -

(a)                                 a conviction becomes final -

(i)                         if not appealed against, at the end of the period for bringing an appeal, or

(ii)                      if appealed against, at the time when the appeal (or any further appeal) is disposed of, and

(b)                                 an appeal is disposed of -

(i)                         if it is determined and the period for bringing any further appeal has ended, or

(ii)                      if it is abandoned or otherwise ceases to have effect.

(6)                                 In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

1157 Power of Court to Grant Relief in Certain Cases

(1)                                 If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)                                 an officer of a company, or

(b)                                 a person employed by a company as auditor (whether he is or is not an officer of the company)

it appears to the court hearing the case that the officer or person is or may be liable, but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

(2)                                 If any such officer or person has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust —

(a)                                 he may apply to the court for relief, and

(b)                                 the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)                                 Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Amec Foster Wheeler will agree to indemnify Amec Foster Wheeler’s authorised representative in the United States from and against certain directors’ and officers’ liabilities.

In addition, Amec Foster Wheeler has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse Amec Foster Wheeler for amounts that it may be required or permitted by law to pay directors or officers of Amec Foster Wheeler and its consolidated subsidiaries.

Amec Foster Wheeler has also entered into deeds of indemnity in the form of an individual agreement with each director, including the New Directors with effect from completion of the Offer, providing a qualifying third-party indemnity in favour of each director to the extent permitted by the UK Companies Act 2006 or other applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION FUNDS.

Not applicable.

ITEM 8. EXHIBITS.

4.1	AMEC plc’s Articles of Association, incorporated by reference to Exhibit 3.1 of the Registrant’s Form F-4, filed on October 2, 2014

4.2	Foster Wheeler AG Omnibus Incentive Plan, Amended and Restated Effective as of November 13, 2014

4.3	Rules of the AMEC Savings Related Share Option Scheme 2005, amended on October 24, 2013, and July 2 , 2014, and effective from July 17 , 2014

4.4	Rules of the AMEC Restricted Share Plan, dated August 5, 2013, incorporated by reference to Exhibit 10.6 of the Registrant’s Form F-4, filed on October 2, 2014

4.5	Rules of the AMEC Performance Share Plan, dated May 5, 2011, incorporated by reference to Exhibit 10.3 of the Registrant’s Form F-4, filed on October 2, 2014

23.1	Consent of Ernst & Young LLP as auditors of the financial statements of Amec Foster Wheeler

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant and, where applicable, Plan, hereby undertakes:

(1)                                              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                              That, for the purpose of determining any liability under the Securities Act, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England on this 13th day of November, 2014.

AMEC FOSTER WHEELER PLC

By:	/s/ Ian McHoul
Name:	Ian McHoul
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samir Brikho, Ian McHoul, and Alison Yapp, and each of them acting individually, as true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such other changes in this Registration Statement as such attorney-in-fact deems appropriate, and any registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature/Name	Title	Date

/s/ John Connolly	Chairman of the Board	15 October 2014
John Connolly

/s/ Samir Brikho	Executive Director and Chief Executive Officer	15 October 2014
Samir Brikho

/s/ Ian McHoul	Executive Director and Chief Financial Officer	15 October 2014
Ian McHoul

/s/ Linda Adamany	Non-executive Director	15 October 2014
Linda Adamany

/s/ Neil Carson	Non-executive Director	15 October 2014
Neil Carson

/s/ Colin Day	Non-executive Director	15 October 2014
Colin Day

/s/ Simon Thompson	Non-executive Director	15 October 2014
Simon Thompson

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Amec Foster Wheeler plc, has signed this Registration Statement on November 13, 2014.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	AMEC plc’s Articles of Association, incorporated by reference to Exhibit 3.1 of the Registrant’s Form F-4, filed on October 2, 2014

4.2	Foster Wheeler AG Omnibus Incentive Plan, Amended and Restated Effective as of November 13, 2014

4.3	Rules of the AMEC Savings Related Share Option Scheme 2005, amended on October 24, 2013, and July 2 , 2014, and effective from July 17, 2014

4.4	Rules of the AMEC Restricted Share Plan, dated August 5, 2013, incorporated by reference to Exhibit 10.6 of the Registrant’s Form F-4, filed on October 2, 2014

4.5	Rules of the AMEC Performance Share Plan, dated May 5, 2011, incorporated by reference to Exhibit 10.3 of the Registrant’s Form F-4, filed on October 2, 2014

23.1	Consent of Ernst & Young LLP as auditors of the financial statements of Amec Foster Wheeler

24.1	Powers of Attorney (included on the signature page of this Registration Statement)